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                                                               Exhibit 10.1(v)

                                    AMENDMENT
                                     TO THE
                    SAUER INC. 1998 LONG-TERM INCENTIVE PLAN

         1. Paragraph 16.1 of Article 16 of the Sauer Inc. 1998 Long-Term Incentive Plan (the "Plan") provides that the Plan may be amended by action of the Board of Directors of Sauer Inc. (the "Company"). In accordance with the provisions of that paragraph and pursuant to resolutions duly adopted by the Board of Directors of the Corporation, the Plan is hereby amended as follows:

            (a)           The name of the Plan is hereby changed to the
                     Sauer-Danfoss Inc. 1998 Long-Term Incentive Plan, and wherever the name Sauer Inc. appears in the Plan, there shall be substituted therefor the name
                     "Sauer-Danfoss Inc.".

            (b)           Subparagraph (a) of paragraph 2.5 of Article II.
                     Definitions, is amended by adding the following language to such subparagraph immediately following the semicolon and immediately preceding the word "or":

                     "provided, however, that a change in control shall not result from (a) Danfoss A/S, or (b) Klaus Murmann, any member or members of his immediate family or any entity or trust a majority of which is owned by Klaus Murmann or a member or members of his immediate family, acquiring securities of Sauer-Danfoss Inc. from the other, either directly, or indirectly by acquiring voting control of Danfoss Murmann Holding A/S or its successor."

         2. The changes made by this Amendment shall be subject to, and effective upon, the completion of the combination of the fluid power business of Danfoss A/S and the Company.

         3. The changes made by this Amendment shall not apply to any Award (as defined in the Plan) outstanding under the Plan prior to the effective date of this Amendment.

                                          The above Amendment was
                                          duly adopted by resolutions
                                          passed by the Board of
                                          Directors of the Company at
                                          its meeting held on
                                          March ___, 2000




                                          -----------------------------------
                                          Kenneth D. McCuskey, Secretary of
                                          the Company